UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

On March 12, 2014, BorgWarner Inc. (the "Company") entered into a new commercial paper program (the "Program") on a private placement basis, pursuant to which the Company may issue up to $1 billion of short-term, unsecured commercial paper notes (the "Notes") outstanding at any time.

Under the Program, the Company may issue the Notes from time to time and will use the proceeds for general corporate purposes.  The Program is backed by the Company’s revolving credit facility.  The Notes will be sold under customary terms in the commercial paper market and will rank pari passu with all of the Company’s other unsecured and unsubordinated indebtedness.  The interest rates will vary based on the ratings assigned to the Notes by credit rating agencies and market conditions at the time of issuance.

The definitive documents regarding the Program contain customary representations, warranties, covenants, defaults and indemnification provisions, and provide the terms under which the Notes will be sold pursuant to an exemption from the federal and state securities laws.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, any Notes.  The Notes have not been and will not be registered under the Securities Act of 1933, and may not be offered or sold except in reliance upon an exemption under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: March 13, 2014	By:	/s/ John J. Gasparovic
Name: John J. Gasparovic
Title: Secretary